EXHIBIT 7.7

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Act of 1934, as amended, each of Inland American Real Estate Trust, Inc., Inland Investment Advisors, Inc., Inland Real Estate Investment Corporation, The Inland Group, Inc. and Daniel L. Goodwin hereby agree that the Schedule 13D to which this Exhibit 7.7 is attached and any amendments thereto relating to the acquisition or disposition of shares of common stock of Feldman Mall Properties, Inc. is filed jointly on behalf of each of them.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated: May 22, 2008	INLAND AMERICAN REAL ESTATE TRUST, INC.

/s/ Brenda G. Gujral
	Name:	Brenda G. Gujral
	Title:	President

Dated: May 22, 2008	INLAND INVESTMENT ADVISORS, INC.

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	President

Dated: May 22, 2008	INLAND REAL ESTATE INVESTMENT CORPORATION

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	Senior Vice President

Dated: May 22, 2008	THE INLAND GROUP, INC.

/s/ Daniel L. Goodwin
	Name:	Daniel L. Goodwin
	Title:	President

Dated: May 22, 2008	DANIEL L. GOODWIN

/s/ Daniel L. Goodwin